United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2006

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South

Provo, Utah  84606

(Address of principal executive offices) (Zip Code)

(801) 342-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.

On March 27, 2006, Nature’s Sunshine Products, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Regulation BTR 8-K”) announcing, among other things, that a suspension (the “Blackout”) of purchases of the Company’s common stock had been instituted with regard to the Company’s 401(k) Plan (the “401(k) Plan”) and 1995 Stock Option Plan (collectively, the “Plans”). On April 5, 2006, the Company filed a Current Report on Form 8-K (the “Regulation BTR Update 8-K”) announcing, among other things, that, because of the delisting of the Company’s common stock from the Nasdaq National Market, the Blackout regarding the 401(k) Plan had been expanded to include both future purchases and sales of the Company’s common stock under the 401(k) Plan. The Company also provided notice of both the Blackout and its expansion to its directors and officers and to participants in the Plans.

On May 2, 2006, 401(k) Plan participants were given notice that because of the sufficient frequency and volume of trading of common stock of the Company on the over the counter market, participants in the 401(k) Plan who have invested a portion of their accounts in Company common stock are again permitted to direct the sale of Company stock held in their accounts under the Plan in accordance with the Plan procedures regarding direction of investment by participants. However, Plan participants were also reminded that the Blackout is still in effect because the purchase of common stock of the Company remains unavailable as an investment option to participants who are directing the investment of their accounts in accordance with the terms of the 401(k) Plan. The Company’s common stock is quoted in the Pink Sheets.

It is currently anticipated that the Blackout will end when the Company’s 2005 Form 10-K and any necessary restatements are filed with the SEC. It is not currently known when the 2005 Form 10-K or any restatements of the Company’s financial statements will be filed. In addition, circumstances may adversely change in the future, resulting in restrictions being imposed again on sales of Company common stock held in 401(k) Plan accounts, which could impact the anticipated ending date of the Blackout. However, 401(k) Plan participants as well as directors and executive officers of the Company will receive prompt written notice of any future expansion of the Blackout as well as the ending date of the Blackout as soon as it can be determined and the Company will disclose such information in a Current Report on Form 8-K.

A notice was provided to directors and executive officers of the Company on May 2, 2006 updating them as to developments described above.

During the Blackout and for a period of two years after the ending date of the Blackout, a holder of the Company’s securities or other interested person may obtain, without charge, information regarding the actual beginning and ending dates of the Blackout by contacting the Company’s Special Executive Committee c/o Kristine Hughes at 801-342-4300 or 75 East 1700 South, Provo, Utah 84606. All inquiries regarding the suspension and the notices pursuant to Regulation BTR should be directed to the Special Executive Committee.

Other than as described above, there has been no material change to the information contained in Item 5.04 of the Regulation BTR 8-K as updated by the information contained in Item 5.04 of the Regulation BTR Update 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 2, 2006

By:

 NATURE’S SUNSHINE PRODUCTS, INC.

/s/ Stephen M. Bunker
Name:	Stephen M. Bunker
Title:	Chief Financial Officer, Vice President of
Finance and Treasurer of the Company